MONOCACY BANCSHARES, INC. AND SUBSIDIARY       EXHIBIT 11.0


                      Information used in the computation
                         of net income per common share





                                                             Six Months Ended             Three Months Ended
                                                                June 30,                       June 30,
                                                          1998          1997            1998          1997
                                                          ----          ----            ----          ----
Basic:

Net income                                            $1,687,374    $1,245,664       $653,156       $578,423
                                                      ==========    ==========       ========       ========
Weighted average common shares outstanding             1,797,177     1,782,458      1,799,019      1,784,310
                                                       =========     =========      =========      =========

Net income per common share - basic                         $.94          $.70           $.36           $.33
                                                            ====          ====           ====           ====


Diluted:

Net income                                            $1,687,374    $1,245,664       $653,156       $578,423
                                                      ==========    ==========       ========       ========

Weighted average common shares outstanding             1,797,177     1,782,458      1,799,019      1,784,310
Adjustment for common stock equivalents                   50,881        29,407         50,881         29,978
                                                      ----------    ----------      ---------      ---------

Weighted average common shares outstanding             1,848,058     1,811,865      1,849,900      1,814,288
                                                       =========     =========      =========      =========

Net income per common share - diluted                       $.91          $.69           $.35           $.33
                                                            ====          ====           ====           ====


                                       12